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                                                                   Exhibit 10.13

                                   AMENDMENT
                             TO THE ST. JOE COMPANY
                       1999 EMPLOYEE STOCK PURCHASE PLAN

This amendment to The St. Joe Company 1999 Employee Stock Purchase Plan (the "Plan") is made pursuant to Sections 4 and 15 thereof, and is effective as of January 1, 2001.

1. The first paragraph of Section 9 shall be amended to read in full as follows:

     LIMITATION ON PURCHASES AND SALES OF STOCK. No Participant may purchase during any one calendar year under the Plan (combined with any other plan of the Company or its Subsidiaries qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

2. The third paragraph of Section 9 shall be amended to read in full as follows:

     Shares acquired through the Plan may not be sold, pledged, hypothecated, or certificated for a period of six months from the date the shares were acquired, except with the written approval of the Compensation Committee. Notwithstanding the foregoing, in the event of a Participant's retirement, termination of active employment, or death, all shares acquired through the Plan within one year from the date of the retirement, termination of active employment, or death shall be immediately transferable by the Participant.

All provisions of the Plan not specifically mentioned in this amendment shall be considered modified to the extent necessary to be consistent with the changes made in this amendment.

                                  THE ST. JOE COMPANY


                                  By: /s/ Rachelle Gottlieb
                                      ---------------------------------
                                      Rachelle Gottlieb
                                      Vice President -- Human Resources
                                      Plan Administrator